                        SCHRODER CAPITAL FUNDS (DELAWARE)

                                     BYLAWS

     Amended and Restated as of December 9, 2003, October 4, 2004 and December
7, 2004

     These Bylaws of Schroder Capital Funds (Delaware) (the "Trust"), a Delaware
business trust, are subject to the Trust Instrument of the Trust dated September
6, 1995, as from time to time amended, supplemented or restated (the "Trust
Instrument"). Capitalized terms used herein which are defined in the Trust
Instrument are used as therein defined.

                                    ARTICLE I
                                PRINCIPAL OFFICE

     The principal office of the Trust shall be located in Portland, Maine, or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the
Trustees may, from time to time, determine.

                                   ARTICLE II
                           OFFICERS AND THEIR ELECTION

     SECTION 2.01. OFFICERS. The officers of the Trust shall be a President, a
Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

     SECTION 2.02. ELECTION OF OFFICERS. The President, Treasurer, Secretary and
Chief Compliance Officer shall be chosen by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary.
Subject to the provisions of Section 3.14 hereof, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

     SECTION 2.03. RESIGNATIONS. Any officer of the Trust may resign, notwithstanding Section 2.02 hereof, by filing a written resignation with the
President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

                                   ARTICLE III
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

     SECTION 3.01. MANAGEMENT OF THE TRUST. The business and affairs of the
Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or with these Bylaws.

     SECTION 3.02. EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. The Trustees may also elect from their own number other committees from time to time. The number of
Trustees composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at

the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.
The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     SECTION 3.03. COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

     SECTION 3.04. CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint from among their number a Chairman who shall serve as such at the pleasure of the
Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a
Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

     SECTION 3.05. PRESIDENT. The President shall be the chief executive officer of the Trust, and, subject to the direction of the Trustees, shall have power over the general administration of the business and policies of the Trust.
Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors, agents and counsel for the
Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

     SECTION 3.06. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and conditions of the
Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

     SECTION 3.07. SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The
Secretary shall perform such additional duties as the Trustees may from time to time designate.

     SECTION 3.08. VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President
(or, if there are two or more Vice Presidents, then the senior of the Vice
Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     SECTION 3.09. ASSISTANT TREASURER. Any Assistant Treasurer of the Trust
shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

     SECTION 3.10. ASSISTANT SECRETARY. Any Assistant Secretary of the Trust
shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

     SECTION 3.11. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall perform such duties and have such responsibilities as from time to time may be assigned to the Chief Compliance Officer by the Trustees. The Chief Compliance
Officer shall report directly to the Trustees or a Committee of the Trustees in carrying out his or her functions.

     SECTION 3.12. SUBORDINATE OFFICERS. The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     SECTION 3.13. SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

     SECTION 3.14. REMOVAL. Any officer may be removed from office whenever in the judgment of the Trustees the best interests of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.12 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

     SECTION 3.15. REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the
Trustees.

     SECTION 3.16. EFFECT OF AUDIT COMMITTEE FINANCIAL EXPERT DESIGNATION ON
TRUSTEES' STANDARD OF CARE AND INDEMNIFICATION. The conduct of a Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge or other qualifications of the
Trustee. In particular, and without limiting the generality of the foregoing, neither the determination that a Trustee is an "audit committee financial expert" nor the knowledge, experience or other qualifications underlying such a determination shall result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or qualification, nor shall such a determination or such knowledge, experience or other qualification impose any duties, obligations or liabilities that are greater than would obtain in the absence of such a determination or such knowledge, experience or qualification.
Any determination of whether a Trustee has complied with any applicable standard of care, including without limitation any standard of care set out in any constituent document of the Trust, and any determination of whether a Trustee shall be entitled to indemnification pursuant to any provision of the Trust
Instrument or these Bylaws, shall be made in light of and based upon the provisions of this paragraph, and any person serving as Trustee, whether at the date of adoption of this paragraph as a Bylaw or thereafter, shall be presumed conclusively to have done so in reliance on this paragraph. No amendment or removal of this paragraph shall be effective in respect of any period prior to such amendment or removal.

     SECTION 3.17. MANDATORY INDEMNIFICATION OF TRUSTEES. The Trust shall to the fullest extent legally permissible indemnify each person who is or was a Trustee against all liabilities, costs and expenses reasonably incurred by such person in connection with or resulting from any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought by any governmental or self-regulatory authority, including without limitation any formal or informal investigation into possible

violations of law or regulation initiated by any governmental body or self-regulatory authority, in which such person may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of he or she having been a Trustee, or by reason of any action taken or not taken in such capacity, except to the extent prohibited by the Trust Instrument. Any person serving as Trustee, whether at the date of adoption of this paragraph as a Bylaw or thereafter, shall be presumed conclusively to have done so in reliance on this paragraph. No amendment or removal of this paragraph shall be effective in respect of any period prior to such amendment or removal or any proceeding related to any period prior to such amendment or removal.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

     SECTION 4.01. SPECIAL MEETINGS. A special meeting of the shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested in writing by the holder or holders of at least 10% of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the
Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the
Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting.

     SECTION 4.02. NOTICES. Except as provided in Section 4.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen (15) days before the meeting, to such address as may be registered with the Trust by the
Shareholder. Notice of any Shareholder meeting need not be given to any
Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a
Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

     SECTION 4.03. VOTING-PROXIES. Subject to the provisions of the Trust
Instrument, shareholders entitled to vote may vote either in person or by proxy, provided that either (a) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or
(b) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act which authorization is received not more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these Bylaws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting or

validity of proxies shall be governed by the General Corporation Law of the
State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

     SECTION 4.04. PLACE OF MEETING. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

     SECTION 4.05. ACTION WITHOUT A MEETING. Any action to be taken by
Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

                                    ARTICLE V
                               TRUSTEES' MEETINGS

     SECTION 5.01. SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees.

     SECTION 5.02. REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

     SECTION 5.03. QUORUM. A majority of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

     SECTION 5.04. NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each
Trustee, as provided for the Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

     SECTION 5.05. PLACE OF MEETING. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

     SECTION 5.06. SPECIAL ACTION. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

     SECTION 5.07. ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trust.

     SECTION 5.08. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Trustees
may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE VI
                          SHARES OF BENEFICIAL INTEREST

     SECTION 6.01. BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times divided into such transferable Shares of one or more separate and distinct Series, or classes thereof, as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share of each
Series or class thereof shall have a par value of $0.001 and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preference are established with respect to one or more classes of shares consistent with applicable law and any rule or order of the Commission.

     SECTION 6.02. TRANSFER OF SHARES. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

     SECTION 6.03. EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

     SECTION 6.04. SHARE CERTIFICATE. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The
Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the
Trustees authorize the issuance of Share certificates, such certificates shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer,
Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such other officer at the time of its issue.

     In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trusts for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     SECTION 6.05. LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

     SECTION 6.06. DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may
at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require

the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the
Trust.

                                   ARTICLE VII
                               INSPECTION OF BOOKS

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholder; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                  ARTICLE VIII
                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

     The Trust may purchase and maintain insurance on behalf of any Covered
Person or employee of the Trust, including any Covered Person or employee of the
Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

     The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX
                                      SEAL

     The seal of the Trust shall be circular in form bearing the inscription:

                       "SCHRODER CAPITAL FUNDS (DELAWARE)
                             THE STATE OF DELAWARE"